UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2006
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of	0-17521 (Commission File Number)	86-0619668 (I.R.S. Employer
Incorporation)		Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Exhibit 10.1
Exhibit 10.2

Item 1.01	Entry into a Material Definitive Agreement.
     On March 24, 2006, Zila, Inc. (the “Company”), certain of its domestic subsidiaries (together with the Company, the “Borrowers”) and Black Diamond Commercial Finance, L.L.C. (“BDCF”), the initial lender and administrative agent, entered into a $40 million credit facility (the “Credit Agreement”). The Credit Agreement was amended on June 6, 2006, August 4, 2006, August 18, 2006 and August 31, 2006. On September 25, 2006, the Borrowers entered into a Fifth Amendment to Credit Agreement and Waiver (the “Fifth Amendment”). Among other things, the Fifth Amendment: (i) extended the date on which the Borrowers must furnish to BDCF certain of their unaudited consolidated financial information; (ii) increased the minimum unrestricted balance of cash and Cash Equivalents (as defined in the Credit Agreement) required to be held by Borrowers at the end of each week; and (iii) waived the requirement to comply with the minimum LTM EBITDA (as defined in the Credit Agreement) with respect to the Borrowers and the Nutraceuticals Business for the fiscal month ended August 31, 2006.
     On March 24, 2006, as consideration for entering into the Credit Agreement, we issued a warrant to BDCF to purchase 1.2 million shares of our common stock, which expires on March 24, 2011. BDCF subsequently transferred such warrant to an affiliate, BDC Finance, L.L.C. The warrant initially had an exercise price of $3.79 per share. As consideration and inducement to enter into the First Amendment to Credit Agreement, the exercise price of the warrant was reduced to $3.14 per share. As consideration and inducement to enter into the Fifth Amendment, the exercise price of the warrants was reduced again to $2.22 per share.
     This description of select terms of the Fifth Amendment and the amended and restated warrant set forth in this Item 1.01 is not intended to be a full summary and is qualified in its entirety by reference to the text of such documents, which are incorporated by reference herein as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1
Fifth Amendment to Credit Agreement and Waiver dated September 25, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.

10.2	Amended and Restated Warrant to Purchase Shares of Common Stock, dated September 25, 2006, issued to BDC Finance, L.L.C. by Zila, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Dated: September 29, 2006	By:	/s/ Gary V. Klinefelter
Gary V. Klinefelter
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Fifth Amendment to Credit Agreement and Waiver dated September 25, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.

10.2	Amended and Restated Warrant to Purchase Shares of Common Stock, dated September 25, 2006, issued to BDC Finance, L.L.C. by Zila, Inc.